EXHIBIT 10.50

INCREMENTAL LOAN AGREEMENT JOINDER

Dated as of April 6, 2010

INCREMENTAL LOAN AGREEMENT JOINDER (this “Joinder”) among SANMINA-SCI CORPORATION, a Delaware corporation (the “Borrower Agent”), HADCO CORPORATION, a Massachusetts corporation (“Hadco”), HADCO SANTA CLARA, INC., a Delaware corporation (“Hadco Santa Clara”), SANMINA-SCI SYSTEMS HOLDINGS, INC., a Delaware corporation (“SSCI Holdings”), SCI TECHNOLOGY, INC., an Alabama corporation (“SCI Technology”), SCIMEX, INC., an Alabama corporation (“Scimex”, and together with the Borrower Agent, Hadco, Hadco Santa Clara, SSCI Holdings and SCI Technology, collectively, “Borrowers”), SANMINA-SCI SYSTEMS (CANADA) INC., a Nova Scotia limited company, and SCI BROCKVILLE CORP., a Nova Scotia unlimited company, each as a Designated Canadian Guarantor (as defined in the Loan Agreement referred to below), each of the Assuming Lenders (as such term is defined below), and BANK OF AMERICA, N.A., as agent (in such capacity, the “Agent”) for the financial institutions and other lender parties to the Loan Agreement referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENTS:

(1)  The Borrowers, the Designated Canadian Guarantors, the Lenders and the Agent have entered into that certain Loan, Guaranty and Security Agreement dated as of November 19, 2008 (such Loan, Guaranty and Security Agreement, as otherwise amended, supplemented or modified prior to the date hereof, the “Loan Agreement”).  Capitalized terms not otherwise defined in this Joinder have the same meanings as specified in the Loan Agreement.

(2)  As provided in Section 2.3 of the Loan Agreement, the Borrower Agent, subject to the terms and conditions thereof, may add an Accordion Increase thereto, and all conditions to the Accordion Increase have been satisfied or waived.

(3) Accordingly, an Accordion Increase shall be implemented as follows:

SECTION 1.  Accordion Increase Facility.  Pursuant to Section 2.3 of the Loan Agreement and subject to the effectiveness of this Joinder as provided in Section 3 below, each of the lenders listed under the heading “Accordion Increase Lenders” on the signature pages hereof (each, an “Assuming Lender” and together the “Assuming Lenders”) agrees to commit an amount equal to the amount set forth opposite the name of such Assuming Lender listed on Schedule I hereto (the “Accordion Increase Commitment”).

SECTION 2.  Accordion Increase Commitment.  Each of the Assuming Lenders hereby acknowledges that it has made the Accordion Increase Commitment set forth opposite such Assuming Lender’s name on Schedule I to this Joinder.  Each of the Borrowers, the Agent, the Designated Canadian Guarantors and the Assuming Lenders hereby agrees that from and after the Effective Date (as defined below), each of the Assuming Lenders shall be a “Lender” and a “Secured Party” for all purposes under the Loan Documents.

SECTION 3.  Conditions Precedent to Effectiveness.  This Joinder shall become effective if, and only if, on or prior to April 6, 2010: (a) the Agent shall have received counterparts of this Joinder executed by the Borrowers, the Designated Canadian Guarantors and each of the Assuming Lenders; (b) the Borrower shall have paid the fees pursuant to any fee letter dated on or about the Effective Date between an Assuming Lender and the Borrower; (c) the conditions set forth in Section 2.3(d) of the Loan Agreement shall have been satisfied (including, without limitation, delivery of certified copies of resolutions of the Borrower approving the Accordion Increase and delivery of an opinion of counsel in form and substance reasonably satisfactory to Agent) and (d) each of the Assuming Lenders shall have received all documentation and other information required by regulatory authorities under applicable Anti-Terrorism Laws and “know your customer” rules and regulations (with such Assuming Lender’s execution of this Joinder an acknowledgment that it has received all such documentation and information).  The date that each of the conditions in clauses (a) through (d) are satisfied being the “Effective Date”.

SECTION 4.  Representations and Warranties.  The Borrower hereby represents and warrants to the Agent, the Assuming Lenders and the Lenders that, as of the Effective Date and after giving effect to this Joinder:

(a)  all representations and warranties set forth in the Loan Documents are true and correct in all material respects as if made again on and as of the Effective Date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and

(b) no Default or Event of Default has occurred and is continuing.

SECTION 5.  Reference to and Effect on the Loan Agreement and other Loan Documents.

(a)  On and after the effectiveness of this Joinder, each reference in the Loan Agreement to “this Agreement”, “the Loan Agreement”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Joinder.

(b)  The Loan Agreement, as specifically amended by this Joinder, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Joinder shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.  Execution in Counterparts.  This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Joinder.

SECTION 7.  Governing Law.  This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SANMINA-SCI CORPORATION
By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Executive Vice President and Chief Financial Officer

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SANMINA-SCI HOLDINGS, INC.
SCI TECHNOLOGY, INC.
SCIMEX, INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

SCI BROCKVILLE CORP.
By:	/s/ Shelly L. Byers
Name:	Shelly L. Byers
Title:	Secretary

SANMINA-SCI SYSTEMS (CANADA) INC.
By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Executive Vice President and Chief Financial Officer

AGENT:

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ Stephen King
Name:	Stephen King
Title:	Senior Vice President

ACCORDION INCREASE LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Sherrese Clark
Name:	Sherrese Clark
Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory